HSBC

COMMERCIAL BANKING
(CM 230823)

Customer's Copy

CONFIDENTIAL

The Directors
E I L Company Limited
Flat A 17/F Mai Wah Ind Bldg
1-7 Wah Sing Street
Kwai Chung
New Territories

11 September 2023

Dear Sirs

BORROWER(S)

E I L Company Limited [Customer No.112-229034]

BANKING FACILITIES – facility letter dated 4 October 2021, as amended or supplemented from time to time (the "Facility Letter")

With reference to our recent discussions, we confirm that the Facility Letter will be amended as set out below. Save as amended by this letter, the terms of the Facility Letter and (if any) all related documents shall remain unchanged and continue in full force and effect. The Bank shall have an unrestricted discretion to cancel, reduce or suspend, or determine whether or not to permit drawings in relations to, the facilities. The facilities are subject to review at any time, and also subject to the Bank's overriding right of repayment on demand including the right to call for cash cover on demand for prospective and contingent liabilities.

Unless defined differently, a term defined in the Facility Letter has the same meaning in this letter.

AMENDMENT(S) OF SCHEDULE OF FACILITIES

The provision(s) in respect of pricing under the schedule(s) of facilities in respect of Post-shipment Buyer Loans and Trade Working Capital – Buyer Loan in the section headed "Schedule of Facilities" shall be deleted in its entirety and replaced with the following:

POST-SHIPMENT BUYER LOANS

PRICING

Interest will be charged on loan(s) or advance(s) (collectively, "**loans**", and each a "**loan**") in the following currency(ies) at the following interest rate(s):-

HKD: at HIBOR (as defined under Section 1 (General Section - IBOR referencing facilities) in the attached Appendix (Details of Benchmark Rates)) +2% p.a.

USD: at USD Reference Rate (as defined under Section 3 (Risk-free rates referencing for trade facilities) in the attached Appendix (Details of Benchmark Rates)) +2.1% p.a.

The Hongkong and Shanghai Banking Corporation Limited
Credit Services Team
8/F Tower 2 HSBC Centre 1 Sham Mong Road Tai Kok Tsui Kowloon
Web: www.hsbc.com.hk

EUR: at EURIBOR (as defined under Section 1 (General Section - IBOR referencing facilities) in the attached Appendix (Details of Benchmark Rates)) +1.6% p.a.

CNY: at a rate equal to CNH HIBOR (as defined under Section 1 (General Section - IBOR referencing facilities) in the attached Appendix (Details of Benchmark Rates)) +2.1% p.a.

The Bank and the Borrower(s) may agree on an adjustment to the interest rate spread before the drawdown date and (if applicable) the rollover date of a loan and the revised agreed interest rate reflecting such adjustment in the interest rate spread shall be specified in the notice of drawdown and (if applicable) the rollover notice of that loan and shall be effective and binding on all parties once signed by the Borrower(s) and accepted by the Bank.

For details of benchmark rates set out above, please refer to the attached Appendix (Details of Benchmark Rates).

Where the Bank agrees to allow any loan in a currency where the pricing is not set out above, the applicable pricing for such loan shall be determined by the Bank at its sole discretion, and the relevant Borrower(s)' continued utilisation shall be deemed to constitute the Borrower(s)' acceptance of such pricing.

For this facility, if the interest period does not correspond to the relevant period of the published benchmark rates available for the relevant currency, the Bank may determine the benchmark rate applicable to the loan by reference to the published benchmark rates of available periods in its sole discretion.

The above pricing shall apply to all loans under this facility. But if the interest period of an existing loan under this facility has already commenced prior to the date of this Facility Letter, the above pricing shall not change the interest rate already fixed as applicable to that interest period of the existing loan and interest on that loan shall continue to be calculated on the same basis until the end of the relevant interest period.

Fees and other charges for services under this facility are payable by the Borrower(s) to the Bank at the rates, in the amounts, and at the times set out in the Bank's tariff book from time to time (which is available upon request by the Borrower(s) and/or can be accessed online at https://www.business.hsbc.com.hk/en-gb/resource-centre/commercial-tariffs).

TRADE WORKING CAPITAL - BUYER LOAN

PRICING

Interest will be charged on loan(s) or advance(s) (collectively, "**loans**", and each a "**loan**") in the following currency(ies) at the following interest rate(s):-

HKD: at HIBOR (as defined under Section 1 (General Section - IBOR referencing facilities) in the attached Appendix (Details of Benchmark Rates)) +2% p.a.

USD: at USD Reference Rate (as defined under Section 3 (Risk-free rates referencing for trade facilities) in the attached Appendix (Details of Benchmark Rates)) +2.1% p.a.

EUR: at EURIBOR (as defined under Section 1 (General Section - IBOR referencing facilities) in the attached Appendix (Details of Benchmark Rates)) +1.6% p.a.

CNY: at a rate equal to CNH HIBOR (as defined under Section 1 (General Section - IBOR referencing facilities) in the attached Appendix (Details of Benchmark Rates)) +2.1% p.a.

The Bank and the Borrower(s) may agree on an adjustment to the interest rate spread before the drawdown date and (if applicable) the rollover date of a loan and the revised agreed interest rate reflecting such adjustment in the interest rate spread shall be specified in the notice of drawdown and (if applicable) the rollover notice of that loan and shall be effective and binding on all parties once signed by the Borrower(s) and accepted by the Bank.

For details of benchmark rates set out above, please refer to the attached Appendix (Details of Benchmark Rates).

Where the Bank agrees to allow any loan in a currency where the pricing is not set out above, the applicable pricing for such loan shall be determined by the Bank at its sole discretion, and the relevant Borrower(s)' continued utilisation shall be deemed to constitute the Borrower(s)' acceptance of such pricing.

For this facility, if the interest period does not correspond to the relevant period of the published benchmark rates available for the relevant currency, the Bank may determine the benchmark rate applicable to the loan by reference to the published benchmark rates of available periods in its sole discretion.

The above pricing shall apply to all loans under this facility. But if the interest period of an existing loan under this facility has already commenced prior to the date of this Facility Letter, the above pricing shall not change the interest rate already fixed as applicable to that interest period of the existing loan and interest on that loan shall continue to be calculated on the same basis until the end of the relevant interest period.

Fees and other charges for services under this facility are payable by the Borrower(s) to the Bank at the rates, in the amounts, and at the times set out in the Bank's tariff book from time to time (which is available upon request by the Borrower(s) and/or can be accessed online at https://www.business.hsbc.com.hk/en-gb/resource-centre/commercial-tariffs).

Term SOFR Benchmark Transition Event

For trade facilities, the following section shall apply where interest will be charged on loan(s) or advance(s) at USD Reference Rate (as defined under Section 3 (Risk-free rates referencing for trade facilities) in the attached Appendix (Details of Benchmark Rates)):

(a) On or after the occurrence of the Term SOFR Benchmark Transition Event, the Bank may amend this pricing section to replace the Term SOFR Screen Rate with a Term SOFR Benchmark Replacement. Any such amendment will become effective on the Term SOFR Effective Date without any further action or consent of the Borrower(s), provided that the Bank has not received written notice of objection to such amendment from the Borrower by 5:00 p.m. (Hong Kong time) on the tenth Business day after the Bank has provided such amendment to the Borrower(s).

(b) If the Bank receives written notice of objection in accordance with paragraph (a), the Borrower(s) and the Bank shall promptly enter into negotiations in good faith with a view to agreeing the amendments to this Agreement to replace the Term SOFR Screen Rate with a Term SOFR Benchmark Replacement as soon as reasonably practicable after the Bank has received written notice of objection and in any event within 30 Business Days from the start of such negotiations. Any such amendments will become effective on such date as agreed between the Bank and the Borrower(s) as the Term SOFR Effective Date.

(c) In connection with the implementation of a Term SOFR Benchmark Replacement, the Bank will have the right to make any consequential changes that the Bank determines are appropriate to reflect the adoption, implementation and administration of such Term SOFR Benchmark Replacement from time to time and any changes to include fallbacks in the event the Term SOFR Benchmark Replacement is not available. Any amendments implementing such changes will become effective after the Bank has provided such amendment to the Borrower(s) without the need for any further action or consent of the Borrower(s).

(d) The Bank will notify the Borrower(s) if it proposes to exercise its rights under paragraph (a) above following a Term SOFR Benchmark Transition Event. Any determination, decision or election that may be made by the Bank pursuant to this section will be conclusive and binding absent manifest error and may be made in the Banks's sole discretion.

(e) The Borrower(s) shall, at the request of the Bank, take such action as is available to it for the purpose of authorising or giving effect to the amendments effected or to be effected pursuant to this section and, if any security or guarantee has been granted in respect of the Facility Letter, to ensure the perfection, protection or maintenance of any such security or guarantee.

(f) This section shall apply notwithstanding any other provision in the Facility Letter, the facilities remain subject always to the Bank's right to reduce, suspend, withdraw or make demand for repayment of the whole or any part of such facilities made available to the Borrower(s) at any time and determine whether or not to permit drawings in relation to such facilities.

APPENDIX : DETAILS OF BENCHMARK RATES

Section 1
General Section – IBOR referencing facilities

Benchmark	Applicable Currency	Definition of Benchmark
CNH HIBOR (Hong Kong Interbank Offered Rate)	CNH	**"Business Day"** means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong and in relation to any date for payment or purchase of a currency (other than Euro), the principal financial centre of the country of that currency. **"CNH"** means Renminbi, the lawful currency of the People's Republic of China, for settlement offshore. **"CNH HIBOR"** means, in relation to any advance in CNH, the applicable Screen Rate at or around 11:15 a.m. Hong Kong time two Business Days (or such other time or day as determined by the Bank if the market practice differs) before the proposed date of advance, and if such rate is below zero, CNH HIBOR will be deemed to be zero. **"Screen Rate"** means the CNH interbank market rate administered by the Treasury Markets Association (or any other person which takes over the administration of that rate) for CNH on the appropriate page of the Thomson Reuters screen provided that (a) if in the Bank's sole determination its funding cost is in excess of CNH HIBOR, the Bank may specify the cost of funding for the facility; or (b) if the screen page is replaced, not available or such service ceases to be available, the Bank may specify another page or service displaying the appropriate rate.

Benchmark	Applicable Currency	Definition of Benchmark
Hong Kong Interbank Offered Rate (HIBOR)	HKD	**"HIBOR"** means, in relation to any advance, the applicable Screen Rate at or around 11:00 am Hong Kong time on the proposed date of advance (or such other time or day if the market practice differs in the Hong Kong interbank market, as determined by the Bank), if any such rate is below zero, HIBOR will be deemed to be zero. **"Business Day"** means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong. **"Screen Rate"** means the Relevant Administrator's Interest Settlement Rate for Hong Kong dollars and for the relevant period displayed on the appropriate page of the Reuters screen provided that (a) if in the Bank's sole determination its funding cost is in excess of HIBOR, the Bank may specify the cost of funding any facility or financial arrangement; or (b) if the screen page is replaced, not available or such service ceases to be available, the Bank may specify another page or service displaying the appropriate rate. **"Relevant Administrator"** means the Hong Kong Association of Banks or any other person to whom the administrator function of the HIBOR fixing process is transferred from time to time.

Benchmark	Applicable Currency	Definition of Benchmark
Euro Interbank Offered Rate (EURIBOR)	EUR	**"EURIBOR"** means, in relation to any advance, the applicable Screen Rate at or around 11:00 am Brussels time two Business Days (or such other time or day as determined by the Bank if the market practice differs) before the proposed date of advance and, if any such rate is below zero, EURIBOR will be deemed to be zero. **"Business Day"** means a day other than a Saturday or Sunday on which banks are open for general business in Hong Kong and any day on which T2 is open for the settlement of payment in Euro. **"T2"** means the real time gross settlement system operated by the Eurosystem, or any successor system. **"Screen Rate"** means the Relevant Administrator's Interest Settlement Rate for Euro for the relevant period displayed on the appropriate page of the Reuters screen provided that (a) if in the Bank's sole determination its funding cost is in excess of EURIBOR, the Bank may specify the cost of funding any facility or financial arrangement; or (b) if the screen page is replaced, not available or such service ceases to be available, the Bank may specify another page or service displaying the appropriate rate. **"Relevant Administrator"** means the European Money Markets Institute or any other person to whom the administrator function of the EURIBOR fixing process is transferred from time to time.

Section 2
Risk-free rates referencing for loan facilities- Not used

Section 3
Risk-free rates referencing for trade facilities

Any references in this Section to "utilisation" shall include any loan, advance or other amount advanced by the Bank pursuant to the Facility Letter.

Benchmark	Applicable Currency	Definition of Benchmark
SOFR	USD	**"Banking Day"** means a day other than: (a) a Saturday or Sunday in the State of New York; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for the purposes of trading in US Government securities. "**Business Day**" means a day other than a Saturday or Sunday on which banks are open for general business in Hong Kong and: (a) in relation to any date for payment or purchase of USD, New York; and (b) in relation to the determination of the first day or the last day of an interest period or otherwise in relation to the determination of the length of such an interest period, a Banking Day. "**Central Bank Rate**" means for any day: (a) the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or (b) if that target is not a single figure the arithmetic mean of: (i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and (ii) the lower bound of that target range, provided that a reference to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate. **"Central Bank Rate Adjustment"** means, in relation to any Banking Day, the mean of the spreads (expressed as a percentage rate per annum) over the five most immediately preceding Banking Days for which the Term SOFR Screen Rate has been published of: (a) the Term SOFR Screen Rate for that Banking Day; and (b) the Central Bank Rate prevailing at close of business on that Banking Day, as calculated by the Bank excluding the highest spread (and, if there is more than one highest spread, only one of those highest spreads) and lowest spread (or, if there is more than one lowest spread, only one of those lowest spreads).

		"Quoted Tenor" means, in relation to the Term SOFR Screen Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service. **"Term SOFR Benchmark Replacement"** means the sum of: (a) the alternate benchmark rate (which may be a simple or compounded risk free rate or, as appropriate, a central bank rate, fixed rate, a term rate or such other rate calculated by the Bank) that has been selected by the Bank giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by a relevant governmental body (or committee convened by such body) or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Term SOFR Screen Rate and (b) the Term SOFR Benchmark Replacement Adjustment; provided that, if the Term SOFR Benchmark Replacement as so determined would be less than zero, the Term SOFR Benchmark Replacement will be deemed to be zero for the purposes of the Facility Letter. **"Term SOFR Benchmark Replacement Adjustment"** means, with respect to the alternate benchmark rate for each applicable interest period, the spread adjustment, or method for determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank for the purpose of adjusting the alternate benchmark rate to make it comparable to the Term SOFR Screen Rate giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for determining such spread adjustment, for the replacement of the Term SOFR Screen Rate with the alternate benchmark rate by a relevant governmental body (or committee convened by such body) or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, for the replacement of the Term SOFR Screen Rate with the alternate benchmark rate. **"Term SOFR Benchmark Transition Event"** means the occurrence of one or more of the following events with respect to the Term SOFR Screen Rate for any Quoted Tenor: (i) an official public statement which states that the Term SOFR Screen Rate for any Quoted Tenor has ceased or will cease to be published permanently or indefinitely; (ii) a public statement by the regulatory supervisor for the administrator of the Term SOFR Screen Rate announcing that the Term SOFR Screen Rate for any Quoted Tenor is no longer representative or from a certain date in the future will no longer be representative; (iii) the administrator of the Term SOFR Screen Rate or its supervisor publicly announces that such administrator

		is insolvent or information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Term SOFR Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Term SOFR Screen Rate for any Quoted Tenor; or (iv) the administrator of the Term SOFR Screen Rate or its supervisor publicly announcing that the Term SOFR Screen Rate for any Quoted Tenor may no longer be used. **"Term SOFR Effective Date"** means (i) the Business Day and time notified by the Bank to the Borrower(s) pursuant to (a) of the "Term SOFR Benchmark Transition Event" section in the Schedule of Facilities as the date and time at which the amendments to be effected pursuant to the "Term SOFR Benchmark Transition Event" section in the Schedule of Facilities become effective and, if there is more than one utilisation, the Bank may specify Term SOFR Effective Dates for each utilisation or (ii) the Business Day and time determined pursuant to paragraph (b) of the "Term SOFR Benchmark Transition Event" section in the Schedule of Facilities, as the date and time at which the amendments to be effected pursuant to the "Term SOFR Benchmark Transition Event" section in the Schedule of Facilities become effective and, if there is more than one utilisation, the date determined for each such utilisation. **"Term SOFR Reference Rate"** means, in relation to any utilisation: (a) the applicable Term SOFR Screen Rate published two Banking Days (or such other time or day as determined by the Bank if the market practice differs) before the first day of the relevant interest period; or (b) if the Term SOFR Screen Rate is not available for that interest period for a period of 5 Banking Days (during which time the most recently available Term SOFR Screen Rate shall be used (to the extent there is one)) and a Term SOFR Benchmark Replacement for the Term SOFR Reference Rate has not been activated in accordance with the "Term SOFR Benchmark Transition Event" section in the Schedule of Facilities, then the percentage rate per annum which is the aggregate of: (i) the Central Bank Rate prevailing before the first day of the interest period as determined by the Bank; and (ii) the applicable Central Bank Rate Adjustment, (rounded if necessary to four decimal places with 0.00005 being rounded upwards) and if in either case if the rate or

		aggregate of that rate (as the case may be) is less than zero, the Term SOFR Reference Rate shall be deemed to be zero. **"Term SOFR Screen Rate"** means the Term SOFR (secured overnight financing rate) reference rate published by the CME Group Benchmark Administration Limited for a period equal in length to the relevant interest period of the utilisation, provided that: (a) if no reference rate corresponds to the tenor of the relevant interest period, the Bank may determine the rate by reference to any published reference rates at its discretion, and (b) if CME Group Benchmark Administration Limited ceases to publish such reference rate, the Bank may specify another source which publishes the Term SOFR reference rate. **"USD Reference Rate"** means, in relation to any utilisation, the Term SOFR Reference Rate.

GOVERNING LAW

This letter shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region. No one other than the Bank and the Borrower(s) will have any right to enforce the terms of this letter.

ACCEPTANCE

Please arrange for the **authorised signatories of the Borrower(s)** and, where applicable, guarantor and/or security provider, in accordance with the terms of the mandate given to the Bank, to sign and return the duplicate copy of this letter with Appendix by 3 October 2023 to signify the relevant party(ies)'s understanding and acceptance of the terms of this letter.

For the avoidance of doubt, existing guarantee(s) and security granted in favour of the Bank before the date of this letter shall remain in full force and effect and extend to the Facility Letter as amended by this letter, unless otherwise agreed.

We have shared and discussed with you the relevant risk disclosure document(s) about the demise of or possible changes to certain interest rate benchmarks (such as LIBOR). By signing this letter, you acknowledge that you understand the implications and risks of the changes referred to in the relevant risk disclosure document(s). We enclose a copy of the relevant risk disclosure document(s) again for your easy reference.

Please return the signed letter and (where applicable) guarantee and security document(s) to Commercial Banking Kowloon West District at Rooms 910B-912, Cheung Sha Wan Plaza, Tower 2, 833 Cheung Sha Wan Road, Kowloon.

If you have any queries, please feel free to contact Catherine Leung, Senior Vice President or Catherine Tsang, Customer Service Officer on telephone no. 2288 6959 or 3663 1745.

Yours faithfully

For and on behalf of
The Hongkong and Shanghai Banking Corporation Limited

for Catherine Leung
Senior Vice President
/yl

Encl

Acceptance and Confirmation

We, E I L Company Limited, confirm our acceptance of and agreement to all of the terms and conditions set out above.

For and on behalf of
E I L Company Limited

Signature ____________________________	Signature ____________________________
Name ____________________________	Name ____________________________
Title ____________________________	Title ____________________________
Date ____________________________	Date ____________________________

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